EX.23.h.ii.b

                                    EXHIBIT A

      THIS EXHIBIT A, dated as of August 15, 2002, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of November 1, 1999 between PFPC Inc. and WT Mutual Fund.

                                    PORTFOLIO

1.    Wilmington Premier Money Market Portfolio
2.    Balentine Premier Money Market Portfolio
3.    Wilmington Prime Money Market Portfolio
4.    Wilmington U.S. Government Portfolio
5.    Wilmington Tax-Exempt Portfolio
6.    Wilmington Short/Intermediate Bond Portfolio
7.    Wilmington Broad Market Bond Portfolio
8.    Wilmington Municipal Bond Portfolio
9.    Wilmington Large Cap Growth Portfolio
10.   Wilmington Large Cap Core Portfolio
11.   Wilmington Small Cap Core Portfolio
12.   Wilmington International Multi-Manager Portfolio
13.   Wilmington Large Cap Value Portfolio
14.   CRM Large Cap Value Fund
15.   Wilmington Mid Cap Value Portfolio
16.   CRM Mid Cap Value Fund
17.   Wilmington Small Cap Value Portfolio
18.   CRM Small Cap Value Fund
19.   The Roxbury Mid Cap Fund
20.   Wilmington Balanced Portfolio